                                      NEWELL CO.

                             Medium-Term Notes, Series A,
                      Due Nine Months or More From Date of Issue

                      FIRST AMENDMENT TO DISTRIBUTION AGREEMENT


                                                                   June 6, 1997

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
           INCORPORATED
Merrill Lynch World Headquarters
North Tower
World Financial Center
New York, New York  10281-1323

CHASE SECURITIES INC.
270 Park Avenue
New York, New York 10017

FIRST CHICAGO CAPITAL MARKETS, INC.
One First National Plaza
Mail Suite 0595, 8th Floor
Chicago, Illinois  60670

MORGAN STANLEY & CO. INCORPORATED
1585 Broadway, 2nd Floor
New York, New York  10036


Dear Sirs:

    Newell Co., a Delaware corporation (the "Company"), and each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Chase Securities Inc. and Morgan Stanley & Co. Incorporated (collectively, the "Original Agents") have entered into a Distribution Agreement, dated May 3, 1996 (the "Agreement"), with respect to the issue and sale by the Company of its Medium-Term Notes, Series A, Due Nine Months or More From Date of Issue (the "Notes"). The Company, each of the Original Agents and First Chicago Capital Markets, Inc. ("First Chicago") now desire to amend the Agreement in the manner described below. Terms used and not otherwise defined in this First Amendment to Distribution Agreement have the meanings set forth in the Agreement.

    1. The Company hereby formally notifies each of the Original Agents that, effective as of the date hereof, it has appointed First Chicago as an Agent (as defined in the Agreement) under the Agreement with respect to the issue and sale of the Notes, on the terms and subject to the conditions set forth in the Agreement, as amended hereby. Pursuant to Section 1(a) of the Agreement, First Chicago, in order to be appointed an Agent to act on the Company's behalf, or to assist the Company in the placement of the Notes, agrees to be bound by the terms and provisions of the Agreement, as amended hereby.

    2. Effective as of the date hereof, the Agreement is amended in the manner described below:

         a. All references in the Agreement to anAgent or the Agents shall be deemed to include First Chicago Capital Markets, Inc.

         b. All references in the Agreement to a Note or Notes shall be deemed to include any Notes that are Remarketed Notes (as defined in the Prospectus).

         c.   Section 2(a) of the Agreement is amended to add a new subsection
              (xvi), set out below in its entirety:

              "(xvi) Authorization and Validity of the Remarketing Agreement. The Remarketing Agreement (as defined in the Prospectus), if applicable, has been duly and validly authorized, executed and delivered by the Company and, assuming the Remarketing Agreement has been duly authorized, executed and delivered by the Remarketing Agent or Remarketing Agents (as defined in the Prospectus), will be a valid and legally binding agreement of the Company."

         d. Section 2(a)(ix) of the Agreement is deleted in its entirety and replaced by the following:

              "(ix) No Defaults. Neither the Company nor any of its Significant Subsidiaries is in violation of its charter or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, except when such default would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and the execution, delivery and performance of this Agreement, the Remarketing Agreement, if applicable, the Indenture and the Notes, the compliance by the Company with its obligations hereunder and thereunder and the consummation of the transactions contemplated herein, therein and pursuant to any applicable Terms Agreement will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any such subsidiary is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any law, administrative regulation or administrative or court order or decree of any court or governmental agency, authority or body or any arbitrator having jurisdiction over the Company."

         e. Section 5(a)(2)(viii) of the Agreement is amended to add the phrase "Special Provisions Relating to Remarketed Notes," before the phrase "Special Provisions Relating to Foreign Currency Notes."

         f. Section 5(a)(2)(xii) of the Agreement is amended to add the phrase "the Remarketing Agreement, if applicable" between the phrases "the Agreement," and "the Indenture."

         g. Section 5(a)(2) of the Agreement is amended to add a new subsection (xvi) as set out below:

              "(xvi) The Remarketing Agreement if applicable, has been duly and validly authorized, executed and delivered by the Company."

         h. For purposes of determining the compensation payable to the applicable Agent or Agents in accordance with Schedule A to the Agreement in connection with the sale of any Remarketed Notes, all references in such Schedule A to "Maturity Ranges" shall be deemed to be to the period to the first Interest Rate Adjustment Date (as defined in the Prospectus).

    3. Pursuant to Section 3(c) of the Agreement, the parties hereto agree that the Administrative Procedures attached hereto as Exhibit A shall apply with respect to the sale and/or remarketing of Remarketed Notes.

    If the foregoing is in accordance with your understanding of this First Amendment to the Agreement, please sign and return to the Company a counterpart hereof, whereupon this agreement along with all counterparts will become a binding agreement between the Company and the Agents, including First Chicago, in accordance with its terms.

                                  Very truly yours,

                                  NEWELL CO.

                                  By:    __________________________
                                  Name:  C.R. Davenport
                                  Title: Vice President-Treasurer



Confirmed and accepted by:


Merrill Lynch, Pierce, Fenner & Smith
           Incorporated

By: _________________________________
Name:
Title:

Chase Securities Inc.

By: _________________________________
Name:
Title:

First Chicago Capital
Markets, Inc.

By: _________________________________
Name:
Title:

Morgan Stanley & Co. Incorporated

By: _________________________________
Name:
Title:

                                      NEWELL CO.

                              ADMINISTRATIVE PROCEDURES

                           FOR MEDIUM TERM NOTES, SERIES A
                                  (REMARKETED NOTES)
                              (DATED AS OF JUNE 6, 1997)


    Medium Term Notes, Series A ("Medium Term Notes"), issued as Remarketed Notes (the "Notes") are to be offered from time to time by Newell Co., a Delaware corporation (the "Company"), to or through Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Chase Securities Inc. ("Chase Securities"), Morgan Stanley & Co. Incorporated ("Morgan Stanley") and First Chicago Capital Markets, Inc. ("First Chicago" and, together with Merrill Lynch, Chase Securities and Morgan Stanley, the "Agents" and individually, an "Agent"), pursuant to a Distribution Agreement dated May 3, 1995 and amended as of June 6, 1997 (as amended, supplemented or otherwise modified, the "Distribution Agreement") between the Company and the Agents. The Distribution Agreement provides both for the sale of Notes by the Company to one or more of the Agents as principal for resale to investors and other purchasers and for the sale of Notes by the Company directly to investors (as may from time to time be agreed to by the Company and the related Agent or Agents) in which case the Agents will act as agents of the Company in soliciting Note purchases. Each sale of Notes will be made in accordance with terms agreed upon by the related Agent or Agents and the Company in a Terms Agreement in the form included in Exhibit A to the Distribution Agreement. Only those provisions in these Administrative Procedures that are applicable to the particular role that an Agent will perform shall apply.

    The Notes will be issued pursuant to an Indenture, dated as of November 1, 1995 (the "Indenture"), between the Company and The Chase Manhattan Bank (as successor in interest to The Chase Manhattan Bank (National Association)), as trustee with respect to the Notes (the "Trustee"). In accordance with the provisions of the Indenture, the Trustee will act as Authenticating Agent, Transfer Agent and Paying Agent with respect to the Notes. Unless the context otherwise requires, references herein to the Indenture include the form of Note adopted in accordance with the terms of the Indenture.

    A Registration Statement on Form S-3 (No. 33-64225) (the "Registration Statement") with respect to debt securities, including the Notes, has been filed under the Securities Act of 1933, as amended (the "1933 Act") with the Securities and Exchange Commission (the "Commission") and declared effective on January 23, 1996. The most recent base Prospectus included in the Registration
Statement, as supplemented by the Prospectus Supplement dated   June 9, 1997
with respect to the Notes, is herein referred to as the "Prospectus". The most recent supplement to the

Prospectus setting forth the purchase price, interest rate and other terms of the Notes (as applicable) is herein referred to as the "Pricing Supplement".

    The Notes will be issued in fully registered book-entry form and delivered to the Trustee, as custodian for The Depository Trust Company ("DTC"). The terms of the initial issuance of each Note will be recorded on Annex A to the book-entry note representing such Note. All other variable terms of the Notes in connection with remarketings will be maintained in the Trustee's records. Owners of beneficial interests in Notes issued in book-entry form will be entitled to physical delivery of Notes in certificated form equal in principal amount to their respective beneficial interests only upon certain limited circumstances described in the Prospectus.

    As set forth in the Prospectus, the Company shall appoint one or more remarketing agents (each, a "Remarketing Agent" and, collectively, the "Remarketing Agents") with respect to the Notes pursuant to one or more remarketing agreements (collectively, the "Remarketing Agreement").

    General procedures relating to the initial issuance of Notes are set forth in Part I hereof. Certain procedures relating to the remarketing of Notes are set forth in Part II hereof. Certain DTC procedures relating to the initial issuance and remarketing of Notes are set forth in Part III hereof. Procedures relating to the payment of principal and interest are set forth in Part IV hereof. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Indenture or the Notes, as the case may be.

    The Administrative Procedures, dated as of May 3, 1996, relating to the Medium Term Notes shall apply to the Notes except as modified or superseded hereby. In the event of any discrepancy between these Administrative Procedures and the Distribution Agreement, the Remarketing Agreement, the Letter of Representations or the Indenture, the latter documents shall govern.

                       PART I:  PROCEDURES FOR INITIAL ISSUANCE
                                       OF NOTES


Preparation of Pricing Supplement: If any offer to purchase a Note is accepted by the Company, the Company will promptly prepare a Pricing Supplement reflecting the terms of such Note and file such Pricing Supplement with the Commission in accordance with Rule 424 under the 1933 Act. Information to be included in the Pricing Supplement shall include:

                                   1.  the name of the Company;

                                   2.  the title of the securities, including
                                       series designation;

                                   3.  the date of the Pricing Supplement and
                                       the dates of the Prospectus and
                                       Prospectus Supplement to which the
                                       Pricing Supplement relates;

                                   4.  the name of the Offering Agent (as
                                       hereinafter defined);

                                   5. whether such Notes are being sold to the Offering Agent as principal or to an investor or other purchaser through the Offering Agent acting as agent for the Company;

                                   6.  with respect to Notes sold to the
                                       Offering Agent as principal, whether
                                       such Notes will be resold by the
                                       Offering Agent to investors and other
                                       purchasers (i) at a fixed public offering price of a specified percentage of their principal amount, (ii) at varying prices related to prevailing market prices at the time of resale to be determined by the Offering Agent or (iii) at 100% of their principal amount;

                                   7. with respect to Notes sold to an investor or other purchaser through the Offering Agent acting as agent for the Company, whether such Notes will be sold at (i) 100% of their principal amount or (ii) at a specified percentage of their principal amount;

                                   8.  the Offering Agent's commission or
                                       underwriting discount;


                                   9.  net proceeds to the Company;

                                   10. the Principal Amount, Original Issue
                                       Date, Stated Maturity, Initial Interest
                                       Rate, Initial Interest Rate Period, first
                                       Interest Rate Adjustment Date, Interest
                                       Payment Date(s) and Record Date(s) in
                                       respect of the Initial Interest Rate
                                       Period, and Redemption or Repayment
                                       provisions, if any, applicable to the
                                       Initial Interest Rate Period; and

                                   11. any other provisions of the Notes
                                       material to investors or other purchasers of the Notes not otherwise specified in the Prospectus.

                                   One copy of such filed document will be sent by telecopy or overnight express (for delivery as soon as practicable following the trade, but in no event later than 11:00 a.m. New York City time, on the Business Day following the applicable trade date) to the Agent that made or presented the offer to purchase the applicable Note (in such capacity, the "Offering Agent") and the Trustee at the following applicable address: if to Merrill Lynch, to: Tritech Services,
                                   40 Colonial Drive, Piscataway, New Jersey
                                   08854, Attention: Prospectus
                                   Operations/Nachman Kimerling,
                                   Telephone: (908) 885-2768, Telecopier:
                                   (908) 885-2774/5/6; If to Chase Securities, to: 270 Park Avenue, 8th Floor New York, New York 10017, Attention: Medium-Term Note Desk, Telephone: (212) 834-4421,
                                   Telecopier:  (212) 834-6081; If to Morgan
                                   Stanley, to:  1585 Broadway, 2nd Floor,
                                   New York, New York 10036, Attention:
                                   Medium-Term Note Trading Desk, Carlos
                                   Cabrera, Telephone: (212) 761-2000,
                                   Telecopier:  (212) 761-8846; if to First
                                   Chicago, to: One First National Plaza, Suite
                                   0463,

                                   Chicago, Illinois 60670, Attention: Richard
                                   Morton, (312) 732-5576, telecopier:  (312)
                                   732-1033; if to the Trustee, to:  The Chase
                                   Manhattan Bank, 450 W. 33rd Street, New York, New York 10001, Attention: Global Trust Services - 15th Floor, Attention: Joanne Adamis, (212) 946-3040, telecopier:
                                   (212) 946-8156. For record keeping purposes, one copy of each Pricing Supplement, as so filed, shall also be mailed or telecopied to Brown & Wood LLP at One World Trade Center, New York, New York 10048, Attention: John Newman, Telephone: (212) 839-5336,
                                   Telecopier: (212) 839-5599.

                                   In each instance that a Pricing Supplement is prepared, the Offering Agent will provide a copy of such Pricing Supplement to each investor or purchaser of the relevant Notes or its agent. Pursuant to Rule 434 ("Rule 434") under the 1933 Act, the Pricing Supplement may be delivered separately from the Prospectus. Outdated Pricing Supplements (other than those retained for files) will be destroyed.

Settlement:                        The receipt of immediately available funds
                                   by the Company in payment for a Note and the authentication and delivery of such Note shall, with respect to such Note, constitute
                                   "settlement." Offers accepted by the Company will be settled in three Business Days, or at a time as the purchaser, the applicable
                                   Agent and the Company shall agree, pursuant to the timetable for settlement set forth below under "Settlement Procedures" (each such date fixed for settlement is hereinafter referred to as a "Settlement Date"). If procedures A and B of the Settlement
                                   Procedures with respect to a particular offer are not completed on or before the time set forth under the "Settlement Procedures
                                   Timetable," such offer shall not be settled until the Business Day following the completion of settlement procedures A and B or such later date as the purchaser, the applicable Agent and the Company shall agree.

                                   The foregoing settlement procedures may be modified, with respect to any purchase of Notes by an Agent as principal, if so agreed by the Company and such Agent.

Delivery of Prospectus and appli-  A copy of the most recent Prospectus
cable Pricing Supplement:          covering the Notes and applicable Pricing
                                   Supplement must accompany or precede the earlier of (a) the written confirmation of a sale sent to an investor or other purchaser or its agent and (b) the delivery of Notes to an investor or other purchaser or its agent. Delivery of the Prospectus and Pricing Supplement shall be the responsibility of the Offering Agent.

Settlement Procedures:             Settlement Procedures with regard to each
                                   Note purchased by each Agent, as principal, or sold by each Agent, as agent of the Company, will be as follows:

                                   A.  The Offering Agent will advise the
                                       Company by telephone, confirmed by
                                       facsimile or appropriate electronic
                                       media, of the following Settlement
                                       information:

                                       1.   Principal amount of the Note.

                                       2.   Initial Interest Rate, Initial
                                            Interest Rate Period, first
                                            Interest Rate Adjustment Date,
                                            Interest Payment Date(s) and
                                            Record Date(s) in respect of
                                            the Initial Interest Rate
                                            Period, and Redemption or
                                            Repayment provisions, if any,
                                            applicable to the Initial
                                            Interest Rate Period.

                                       3.   Price to public, if any, of
                                            the Note (or whether the Note
                                            is being offered at varying
                                            prices relating to prevailing
                                            market prices at time of
                                            resale as determined by the
                                            Offering Agent).

                                       4.   Trade Date.

                                       5.   Settlement Date (Original
                                            Issue Date).

                                       6.   Stated Maturity.

                                       7.   Net proceeds to the Company.

                                       8.   The Offering Agent's commission or
                                            underwriting discount.

                                       9.   Whether such Note is being sold to
                                            the Offering Agent as principal or
                                            to an investor or other purchaser
                                            through the Offering Agent acting
                                            as agent for the Company.

                                       10.  Whether such Note is being issued
                                            at a discount and the terms thereof
                                            (provided that no Note shall be
                                            issued with "original issue
                                            discount" within the meaning of the
                                            Internal Revenue Code of 1986, as
                                            amended).

                                       11.  Identification number of DTC
                                            participant account maintained on
                                            behalf of the Offering Agent.

                                       12.  Such other information specified
                                            with respect to the Note.

                                   B.  The Trustee will assign a CUSIP number
                                       to the Note (which CUSIP number assigned to each Note shall consist of the base issuer number and three additional positions to form a CUSIP number unique to that issuance) after being advised by the Company by facsimile transmission or other electronic transmission of the above settlement information received from the Offering Agent and the name of the Offering Agent. Such transmission shall be accompanied or immediately followed by a Company Order instructing the Trustee to authenticate the book-entry note representing the Note and record the initial terms of the Note on Annex A in accordance with the terms of the Notes.

                                   C.  The Trustee will communicate to DTC and
                                       the Offering Agent through DTC's
                                       Participant Terminal System same-day
                                       settlement issuance instructions
                                       specifying the following settlement
                                       information:

                                       1.  The information set forth in
                                           Settlement Procedure A.

                                       2.  Identification numbers of the
                                           participant accounts maintained by
                                           DTC on behalf of the Trustee and
                                           the Offering Agent.

                                       3.  Initial Interest Payment Date for
                                           such Note, number of days by which
                                           such date succeeds the related
                                           record date for DTC purposes and,
                                           if then calculable, the amount of
                                           interest payable on such Interest
                                           Payment Date.

                                       4.  CUSIP number of the Note.

                                       5.  Such other information as DTC may
                                           require in accordance with its
                                           procedures as in effect from time
                                           to time in order to enter an SDFS
                                           (as defined in Part III below)
                                           deliver order through DTC's
                                           Participant Terminal System (i)
                                           debiting such Note to the Trustee's
                                           participant account and crediting
                                           such Note to the participant account
                                           of the Offering Agent maintained by
                                           DTC and (ii) debiting the settlement
                                           account of the Offering Agent and
                                           crediting the settlement account of
                                           the Trustee maintained by DTC, in
                                           an amount equal to the price of
                                           such Note less such Offering Agent's
                                           discount or underwriting commission,
                                           as applicable.

                                   DTC will arrange for each pending deposit